UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 27, 2010

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Corning Natural Gas Corporation announced today the completion of its subscription rights offering. As previously disclosed in its Registration Statement on Form S-1 (No. 333-166008), the Company offered one transferable subscription right for each ten shares owned to purchase one share of the Company's common stock at $18.00 per share. Of the 104,086 shares available for purchase under the rights offering, holders exercised rights to purchase 77,631 shares directly and 253,581 shares through the over-subscription feature of the offering. Over subscription shares were available only to the extent other shareholders did not exercise their rights. Because the oversubscription exceeded the shares available through non-subscription of primary rights, only approximately 10% of the amount oversubscribed was accepted, pro rata. The Company received gross proceeds of $1,873,548 under the offering and expects net proceeds, after expenses, of approximately $1,770,000. As disclosed in the prospectus forming a portion of the Registration Statement, as supplemented, the Company plans to use the net proceeds for general business purposes including, among other things, capital expenditures for replacement of distribution mains and customer services lines, future growth in our service territory, expansion into new areas, increased connections with local and nearby production sources, and reductions of borrowings under lines of credit.

On Friday afternoon August 27, 2010, Corning's Chief Executive Officer received an e-mail copy of a letter from Gas Natural, Inc. withdrawing its offer. As previously reported, on August 13, 2010, Gas Natural, Inc. had renewed its non-binding offer to purchase all of the outstanding shares of the Company for a combination of cash and stock, and stated that the offer would expire on September 3, 2010. The chairman of the Special Committee of the Company's Board of Directors tasked with reviewing Gas Natural's offer requested that Gas Natural extend its offer until mid-September in order to allow the Special Committee sufficient time to analyze the offer and make a recommendation to the Company's Board of Directors. In the August 27, 2010 letter, Gas Natural acknowledged receipt of the letter, but stated that its Board had decided to withdraw its non-binding offer.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain statements that are forward-looking, such as statements relating to future capital expenditures, financing sources and availability, business development and acquisitions, dispositions, and the effects of regulation and competition. The words "believe," "expect," "anticipate," "intend," "may," "plan," and similar expressions are intended to identify these statements. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. Accordingly, actual results may differ materially from those expressed in any forward-looking statements. Please see the Registration Statement noted above and the reports incorporated by reference therein for certain factors which may cause our results to vary from those expected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: August 30, 2010